RITCHIE BROS.

RITCHIE BROS. AUCTIONEERS INCORPORATED
9500 GLENLYON PARKWAY
BURNABY, BC V5J 0C6

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:30 a.m. Pacific Time on March 10, 2023. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RBA2023SM**

You may attend the special meeting via the Internet and vote during the special meeting. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:30 a.m. Pacific Time on March 10, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be effective, forms of proxy sent by mail must be received by 8:30 a.m. Pacific Time on March 10, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D94810-S61084

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RITCHIE BROS. AUCTIONEERS INCORPORATED

The Board of Directors recommends a vote: FOR proposals 1 and 2	**For**	**Against**	**Abstain**
1. Approval of the issuance of common shares of Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada ("RBA"), to securityholders of IAA, Inc., a Delaware corporation ("IAA"), in connection with the Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022, as amended by that certain Amendment to the Agreement and Plan of Merger and Reorganization, dated as of January 22, 2023, and as it may be further amended or modified from time to time, by and among RBA, Ritchie Bros. Holdings, Inc., a Washington corporation and a direct and indirect wholly owned subsidiary of RBA ("US Holdings"), Impala Merger Sub I, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings, Impala Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings, and IAA (the "RBA share issuance proposal").	☐	☐	☐
2. Approval of the adjournment of the RBA special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the RBA special meeting to approve the RBA share issuance proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

9500 Glenlyon Parkway
Burnaby, BC V5J 0C6
Canada

You are cordially invited to attend our Special Meeting of Shareholders to be held on Tuesday, March 14, 2023, at 8:30 a.m. Pacific Time in a virtual-only format at: www.virtualshareholdermeeting.com/RBA2023SM

Regardless of whether or not you plan to attend the special meeting, it is important that these shares be voted. Accordingly, we ask that you either vote by Internet or by telephone or sign and return your proxy card as soon as possible in the envelope provided.

Shareholders of record at the close of business on January 25, 2023 and holders of proxies for these shareholders may attend and vote at our special meeting. Shareholders will not be able to attend the meeting in person.

We will hold a virtual-only special meeting at which our shareholders can view our special meeting at www.virtualshareholdermeeting.com/RBA2023SM. Shareholders of record at the close of business on January 25, 2023 may also ask questions and vote at our special meeting via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of the RBA Special Meeting and the accompanying Joint Proxy Statement/Prospectus are available at www.investor.ritchiebros.com.

D94811-S61084

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS
MARCH 14, 2023

The shareholder(s) hereby appoint(s): (a) Ann Fandozzi and Erik Olsson, or either of them; or (b) _____________ (print the name of the person you are appointing if this person is someone other than the Management nominees listed herein), as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of RITCHIE BROS. AUCTIONEERS INCORPORATED that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 8:30 a.m. Pacific Time on Tuesday, March 14, 2023, in a virtual-only format at www.virtualshareholdermeeting.com/RBA2023SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. FOR OTHER MATTERS THAT MAY BE PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side